As filed with the Securities and Exchange Commission on September 27, 2007

Registration No. 333-120214

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FIRST DATA CORPORATION

(Exact Name of Registrant as specified in its Charter)

47-0731996
Delaware	(I.R.S. Employer
(State or other jurisdiction of incorporation or organization)	Identification No.)

6200 South Quebec Street

Greenwood Village, Colorado 80111

(303) 967-8000

 (Address, including zip code, and telephone number, including area code, of principal executive offices)

David R. Money

Executive Vice President, General Counsel

and Secretary

First Data Corporation

6200 South Quebec Street

Greenwood Village, Colorado 80111

(303) 967-8000

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

TERMINATION OF REGISTRATION

This post-effective amendment (this “Amendment”), filed by First Data Corporation (the “Company”), deregisters all securities of the Company that had been registered for issuance on the Company’s Registration Statement on Form S-3 (File No. 333-120214) (the “Registration Statement”) that remain unsold upon the termination of the sales of securities covered by the Registration Statement.

On September 24, 2007, pursuant to the Agreement and Plan of Merger, dated as of April 1, 2007, among the Company, New Omaha Holdings L.P., a Delaware limited partnership (“Parent”), and Omaha Acquisition Corporation, a Delaware corporation (“Sub”), Sub merged with and into the Company (the “Merger”), with the Company being the surviving entity and becoming an indirect, wholly-owned subsidiary of Parent.  As a result, the Company has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in its Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all securities under the Registration Statement which remained unsold as of the effective time of the Merger.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on September 27, 2007.

FIRST DATA CORPORATION

By:	/s/ Stanley J. Andersen
Name:	Stanley J. Andersen
Title:	Assistant Secretary

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